                                                                                                               EXHIBIT 23.1

                                 Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Acxiom Corporation Retirement Savings Plan:

We consent to incorporation by reference in registration statements Nos. 333-72009, 333-81211, 333-49740, 333-55814, and
333-88376 on Form S-3 and Nos. 33-17115, 33-37610, 33-42351, 333-72310, 33-72312, 33-63423, 333-03391, 333-40114,
333-57470, and 333-68620 on Form S-8 of Acxiom Corporation of our report dated May 28, 2004, with respect to the statements of net assets available for benefits of Acxiom Corporation Retirement Savings Plan as of December 31, 2003 and
2002, the related statement of changes in net assets available for benefits for the year ended December 31, 2003, and the related supplemental schedule, which report appears in the December 31, 2003 annual report on Form 11-K of Acxiom
Corporation Retirement Savings Plan.

                                                         KPMG LLP

Dallas, Texas
June 24, 2004